Exhibit 99.1

Rosetta Resources Inc.
First Quarter 2014 Earnings Review

Earnings Call Agenda
• Overview Jim Craddock
• Financial Update John Hagale
• Operational Update John Clayton
• Closing Remarks Jim Craddock

Overview - Jim Craddock
• Set record levels of daily equivalent production, daily oil production, and daily NGL production
• Increased total daily equivalent production 16 percent versus 2013
• Increased total daily oil production 30 percent versus 2013, and 8 percent versus fourth quarter
• Successfully advanced Delaware Basin horizontal drilling program in
 Reeves County
 • Completed two Wolfcamp ‘A’ operated wells
 • Participated in five Wolfcamp non-operated wells (4 Wolfcamp ‘A’, 1 Wolfcamp ‘B/C’)
• Completed Delaware Basin bolt-on acquisition adding 5,034 net acres in Reeves County core area
• Doubled Permian horizontal project inventory to approximately 900 net locations

Expense Guidance ($/Boe)
Direct Lease Operating Expense	$ 2.85	-	$ 3.10
Workover Expenses	0.60	-	0.70
Insurance	0.05	-	0.05
Ad Valorem Tax(1)	0.65	-	0.75
Treating and Transportation	4.20	-	4.60
Production Taxes(1)	1.30	-	1.40
DD&A	14.60	-	16.05
G&A, excluding Stock-Based Compensation	3.40	-	3.70
Interest Expense	2.55	-	2.80
2014 Guidance
Production Guidance (MBoe/d)
Average daily production	60	-	65

(1) Ad Valorem Tax and Production Taxes are components of Taxes, other than income.

Divested ~11 MMBoe
Permian Acquisition ~288 MMBoe
Strong Growth Track Record
Net Risked Resource Potential
(MMBoe)
Net Production
(MBoe/d)

Tom Hanks - Eagle Ford

Normalized Time (Days)
P50 Type Curve - 346 MBoe
(82% Oil / 8% NGLs)
Normalized to 5,000’ lateral length

UPPER EAGLE FORD PILOT UPDATE

Upper Eagle Ford Pilot Areas

Rock being effectively stimulated by Lower EF well
(+/- 150 ft)
Upper Eagle Ford Pilot Program
The targeted reservoir is the rock greater than 150’above the base of Eagle Ford
Rock being ineffectively stimulated by Lower EF well
(+/- 130 ft)
Target Reservoir

Upper Eagle Ford Pilot Program
The targeted reservoir does not exist in the thinner parts of the play …

Upper Eagle Ford Pilot Program
Future Plans are to pilot test the Upper Eagle Ford at North Gates & Briscoe
Ranch ...

Upper Eagle Ford Pilot Program
Pilot 1: East Gates Row 2 in Northern Webb County

Upper Eagle Ford Pilot Program
Pilot 2: South Gates in Northern Webb County

Upper Eagle Ford Pilot Program
Pilot 3: L&E Asset in Central Dimmit County

Upper Eagle Ford Pilot Program
Pilot 4: East Gates Row 3 in Northern Webb County

Upper Eagle Ford Pilot Program
Various landing depths are being targeted in the Upper Eagle Ford to improve stimulation effectiveness …

PERMIAN HORIZONTAL UPDATE

Permian - Horizontal Development Plan 3/31/2014

Permian Horizontal Inventory - 3/31/2014

P1, P2, P3	Gross Hz Locations	Net Hz Locations
Wolfcamp ‘A’	430	359
Wolfcamp ‘B’,‘C’	290	248
3rd Bone Spring	274	226
TOTAL OPERATED	994	833
Wolfcamp ‘A’	103	31
Wolfcamp ‘B’,‘C’	51	15
3rd Bone Spring	28	12
TOTAL NON-OPERATED	182	58
Total Permian Horizontal	1,176	891

 Cautionary Statements

This presentation includes forward-looking statements. Forward-looking statements related to future events, such as expectations regarding our capital program, development plans, production rates, resource potential, transportation capacity, net present value and projected liquidity. These statements are not guarantees of future performance and actual outcomes may differ materially. Factors that could affect the Company's business include, but are not limited to: oil and gas prices, operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation;
limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For filings reporting year-end 2013 reserves, the SEC permits the optional disclosure of probable and possible reserves.  The Company has elected not to report probable and possible reserves in its filings with the SEC.  We use the term “net risked resources” or “inventory” to describe the Company’s internal estimates of volumes of natural gas and oil that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques.  Estimates of unproved resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company.  Estimates of unproved resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.